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                                                                  Exhibit 10.8

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                          SECOND AMENDED AND RESTATED

                         OPERATING SERVICES AGREEMENT


                                 by and among



                             REVLON HOLDINGS INC.,


                                 REVLON, INC.


                                      and


                     REVLON CONSUMER PRODUCTS CORPORATION





                                 June 24, 1992

                 (Amended and Restated as of January 1, 1996)




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                          SECOND AMENDED AND RESTATED
                         OPERATING SERVICES AGREEMENT


                  OPERATING SERVICES AGREEMENT dated as of June 24, 1992, as amended as of January 1, 1993, amended and restated as of September 1, 1993, amended as of January 1, 1994 and amended and restated as of January 1, 1996 (this "Agreement"), by and among Revlon Holdings Inc., a Delaware corporation ("Holdings"), Revlon, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Public Co."), and Revlon Consumer Products Corporation, a Delaware corporation and a wholly owned subsidiary of Public Co. ("Operating Co.").


                             W I T N E S S E T H:

                  WHEREAS, pursuant to an Asset Transfer Agreement, dated June 24, 1992 (the "Transfer Agreement"), by and among Holdings, National Health Care Group, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings, Charles of the Ritz Group Ltd., a Delaware corporation and a wholly owned subsidiary of Holdings, Public Co. and Operating Co., Public Co. has acquired from Holdings and Operating Co. has acquired from Public Co., among other things, the Contributed Assets (as defined in the Transfer Agreement, capitalized terms used and not defined herein shall have the meanings ascribed to them in the Transfer Agreement); and

                  WHEREAS, Holdings owns certain assets relating to the Charles of the Ritz, Visage Beaute, Bill Blass, Ellen Tracy, Norell, Alexandra de Markoff, Guess and New Essentials businesses (such brands and any brands hereinafter transferred from Operating Co. to Holdings, in each case, to the extent retained by Holdings (and not sold, licensed, sublicensed or otherwise disposed of to Operating Co. or any third party) are collectively referred to herein as the "Retained Brands").

                  WHEREAS, in connection with and as part of the Transfer Agreement, Operating Co. is willing to perform, or cause its subsidiaries to perform, for Holdings or subsidiaries of Holdings those services for the Retained Brands as set forth herein, for the consideration and upon and subject to the other terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   SERVICES

                  Section 1.1 Services. Operating Co. hereby agrees to provide, or cause its subcontractors, subsidiaries or subsidiaries' subcontractors to provide, such services (the "Services"), including but not limited to manufacturing, warehousing, invoicing, collection (taking into






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account adjustments for returns, allowances and related items), accounting, management information services, research and development, advertising, sales, promotional, marketing, management, licensing, tax, treasury (including making payments on Holdings' behalf), legal and distribution services, for the Retained Brands as had been provided by Holdings, or subsidiaries of Holdings, for the Retained Brands prior to the date hereof or as are reasonably necessary or desirable in order to operate the Retained Brands.

                  Section 1.2 Retained Brands Inventory. (a) At such time as a third party shall order inventory transferred to Operating Co. pursuant to the Transfer Agreement which relates to the Retained Brands (other than New Essentials), Operating Co. shall sell to Holdings, and Holdings shall purchase from Operating Co., such inventory at a price equal to the value of such inventory as reflected on the books of Operating Co. Such sale to a third party shall be satisfied using such inventory.

                           (b) At such time as any raw materials, packaging,
bulks and componentry ("basic inventory") transferred to Operating Co. pursuant to the Transfer Agreement which is exclusively related to the Retained Brands is converted into finished goods inventory of the Retained Brands, Operating Co. shall sell to Holdings, and Holdings shall purchase from Operating Co., such inventory at a price equal to the cost of goods of such inventory, as reflected on the books of Operating Co. Sales to third parties of such inventory shall be for the account of Holdings.

                  Section 1.3 Manufactured Goods. At such time as any finished goods inventory of the Retained Brands is manufactured by Operating Co. pursuant to this Agreement, Operating Co. shall sell to Holdings, and Holdings shall purchase from Operating Co., such inventory at a price equal to the cost of goods of such inventory, as reflected on the books of Operating Co.

                                  ARTICLE II

                             PAYMENT FOR SERVICES

                  Section 2.1 Payment for Services. Holdings shall pay Operating Co. a fee in cash (the "Service Fee") for the Services provided hereunder which shall be equal to (i) all of Operating Co.'s (and its subsidiaries') and Public Co.'s direct and indirect costs (including an allocable portion of corporate overhead) in connection with providing the Services, all as allocated by Operating Co., and (ii) a fee equal to five percent of the net sales (determined on a basis consistent with Operating Co.'s published financial statements) of the products of the Retained Brands (other than sales of products of the Retained Brands by Operating Co. to Holdings pursuant to Section 1.2 hereof).

                  Section 2.2 Payment of Charges. Operating Co. shall provide a schedule to Holdings on or before the 30th day following each calendar month calculating the Service Fee


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and the payments due pursuant to Section 1.2 hereof, annexing schedules in reasonable detail itemizing the charges so scheduled and the calculations thereof. Payment (net of Holdings' accounts receivables collected by Operating Co. on behalf of Holdings which shall be applied by Operating Co. for payments due Operating Co. hereunder) shall be due on or before the 45th day following each calendar quarter.

                                  ARTICLE III

                                     TERM

                  Section 3.1 Termination. (a) Subject to Section 6.3 hereof, each of Holdings or Public Co. may terminate this Agreement effective at the end of any calendar month upon 90-days written notice provided, however, that Public Co. may not terminate this Agreement with respect to any Rights owed to a third party arising out of, related to or due to ("related to") the Retained Brands existing on the date hereof or entered into with the consent of Public Co. or Operating Co. for so long as such Rights remain in effect.

                           (b) Upon the termination of this agreement in
accordance with its terms, Operating Co. shall sell to Holdings, and Holdings shall purchase from Operating Co., any finished goods or basic inventory related to the Retained Brands (other than New Essentials) at a price equal to the value of such inventory, as reflected on the books of Operating Co.

                                  ARTICLE IV

                                INDEMNIFICATION

                  Section 4.1 Indemnification. (a) Holdings shall indemnify and hold harmless Public Co., Operating Co., their respective subsidiaries and their respective directors, officers, employees, representatives and agents (collectively, the "Public Co. Indemnified Parties") from and against any and all Losses of any kind whatsoever that may be incurred by, imposed upon or asserted or awarded against a Public Co. Indemnified Party related to Public Co.'s, Operating Co.'s or Operating Co.'s subsidiaries performance of the Services, except to the extent the same are related to a Public Co. Indemnified Party's gross negligence or willful misconduct.

                           (b) Public Co. and Operating Co. shall jointly and
severally indemnify and hold harmless Holdings, its subsidiaries and affiliates (other than Public Co. and its subsidiaries) and their respective directors, officers, employees, representatives and agents (collectively, the "Holdings Indemnified Parties") from and against any and all Losses of any kind whatsoever that may be incurred by, imposed upon or asserted or awarded against a Holdings Indemnified Party to the extent related to the gross negligence or willful misconduct of Public Co.'s or Operating Co.'s performance of the Services.


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                           (c) Notwithstanding anything in subsection (a) or
(b) to the contrary, Public Co. and Operating Co. shall jointly and severally indemnify and hold harmless a Holdings Indemnified Party for all Losses on account of pollution or the violation of any environmental law, regulations, rules or orders of any federal, state, local or foreign government to the extent directly related to the provision of the Services hereunder, other than Losses attributable to the period prior to the date hereof.

                  Section 4.2 Insurance. The amount of any claim by a party entitled to indemnification under this Agreement (an "Indemnitee") shall be reduced by any insurance or other benefits which the Indemnitee receives in respect of such Loss. If any Loss for which indemnification has been provided is subsequently reduced by any reimbursement from insurance coverage or other sources, the amount of such reduction shall be remitted to the indemnifying party. The Indemnitee shall use its reasonable efforts to obtain such benefit or reimbursement.

                                   ARTICLE V

                             ADDITIONAL COVENANTS

                  Section 5.1 Confidentiality. Holdings and Public Co. and Operating Co. acknowledge that in connection with the performance of Services hereunder, each of (i) Holdings and (ii) Public Co. and Operating Co., as the case may be, will gain access to highly confidential and proprietary information regarding the other and its financial and business affairs, and each of (i) Holdings and (ii) Public Co. and Operating Co., as the case may be, hereby agrees to keep such information confidential and further agrees not to disclose such information to a third party (other than for the purposes of this Agreement and the transactions contemplated hereby), without the prior written consent of the other party except (i) as required by law or the rules of any stock exchange on which any of its securities are listed, (ii) in respect of information to the extent publicly available through no fault or breach hereof by either Holdings or Public Co. or Operating Co., as the case may be, (iii) in respect of information obtained from a third party not, to the knowledge of the party obtaining such information, under any obligation to either Holdings or Public Co. or Operating Co., as the case may be, or (iv) in respect of disclosure made in connection with the $500,000,000 Credit Agreement dated as of June 24, 1992 by and among Operating Co., the lenders parties thereto, The Chase Manhattan Bank, N.A., Chemical Bank and Citibank, N.A., as Managing Agents, and Chemical Bank, as Administrative Agent or any amendment thereto or credit agreement resulting from the refinancing thereof or any successor credit agreement.

                  Section 5.2 Limited License. (a) Holdings hereby grants to Operating Co. (and its subsidiaries) during the term of this Agreement a non-exclusive royalty-free license to those trademarks, patents and other intellectual property rights owned by or licensed to Holdings on the date hereof that are Excluded Assets under the Transfer Agreement, other than any intellectual property rights which are the subject of the Sublicensing Agreements, or that come into existence during the


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term of this Agreement, and that would have been Excluded Assets had they been in existence on the date hereof used in the manufacturing, marketing, advertising, promotion, distribution or sale of, or research and development in connection with, the Retained Brands (the "Holdings Intellectual Property") subject to and on the condition that Operating Co. at all times adhere to the methods, formulas, specifications and other quality standards of Holdings in effect from time to time in order that the products and services identified by the Retained Brands shall be of a standard and quality satisfactory to Holdings.

                           (b) Operating Co. acknowledges the ownership (or
license rights, as the case may be) of the Holdings Intellectual Property in Holdings and agrees that Operating Co. shall obtain no right of ownership or any other right whatsoever over and in relation to the Holdings Intellectual Property through any right herein permitted, and that all use of the Holdings Intellectual Property shall inure to the benefit of Holdings. Operating Co. agrees not to use the Holdings Intellectual Property after the termination of this Agreement.

                           (c) Operating Co. hereby grants to Holdings during
the term of this Agreement a non-exclusive royalty-free license to continue to use those trademarks, patents and other intellectual property owned by Operating Co. on the date hereof that are Contributed Assets under the Transfer Agreement used in the manufacture, marketing, advertising, promotion, distribution or sale of, or research and development in connection with, the Retained Brands (the "Operating Co. Intellectual Property") subject to and on the condition that Holdings at all times adheres to the methods, formulas, specifications and other quality standards of Operating Co. in effect from time to time in order that the products and services identified by the Retained Brands shall be of a standard and quality satisfactory to Operating Co.

                           (d) Holdings acknowledges the ownership of the
Operating Co. Intellectual Property in Operating Co. and agrees that Holdings shall obtain no right of ownership or any other right whatsoever over and in relation to the Operating Co. Intellectual Property through any right herein permitted, and that all use of the Operating Co. Intellectual Property shall inure to the benefit of Operating Co. Holdings agrees not to use the Operating Co. Intellectual Property after the termination of this Agreement.

                  Section 5.3 Force Majeure. (a) If performance by Operating Co. of any of the Services is prevented or delayed by strikes, walkouts, fires, embargoes, war or other outbreak of hostilities, acts of federal, state, municipal or other government agencies, delays of carriers or suppliers, public emergency, act of God, or any other cause (including the foregoing) which is beyond Operating Co.'s reasonable control (each, a "Force Majeure Event"), such delay or failure to perform shall not be deemed a breach of this Agreement but any such duty or obligation, the performance or satisfaction of which has been delayed thereby, shall remain in force and shall be performed or satisfied pursuant to this Agreement as soon as said performance or satisfaction becomes legally and commercially practicable. In the event of such a failure or delay, Operating


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Co. shall provide its full cooperation to Holdings to secure another party or parties to provide the Services.

                           (b) Holdings shall have the right to terminate the
Services on five days written notice if a material interruption of the provision of such Service is continuous for a period of 30 days unless such interruption is cured prior to the end of the notice period.

                                  ARTICLE VI

                            RIGHT OF FIRST REFUSAL

                  Section 6.1 Grant of Right of First Refusal. (a) If Holdings receives a bona fide offer (the "Offer"), from an individual or entity other than Public Co. or Operating Co. (a "Third Party") which Holdings desires to accept, to purchase or otherwise acquire all or any part of the Retained Brands, Holdings shall within 48 hours after it determines that it desires to accept such Offer submit to Public Co. and Operating Co. a notice of such Offer (the "Offer Notice") together with a complete copy of the contract, letter of intent, term sheet, agreement in principle or similar document in respect of such Offer if such has been submitted to Holdings or, if such has not been submitted to Holdings, a reasonably detailed description of the terms of such Offer, including, but not limited to, the name of the proposed purchaser, the price and consideration offered, the duration of the Offer and any other material terms and conditions of the Offer.

                           (b) Either of Public Co. or Operating Co. shall
have the right (the "Purchase Right") at any time during the 90-day period (the "Exercise Period") commencing on the date of Public Co.'s and Operating Co.'s receipt of the Offer Notice to notify Holdings that it intends to purchase the Retained Brands on terms substantially the same as those specified in the Offer Notice by delivering to Holdings a written notice (the "Exercise Notice") to that effect prior to the expiration of the Exercise Period. The Exercise Notice shall also specify a closing date (the "Closing Date") which shall not be later than the later of (i) the closing date specified in the Offer or (ii) 30 days after the date of the Exercise Notice.

                           (c) If the consideration proposed to be paid by
such Third Party consists of non-cash consideration, Public Co. or Operating Co. may, at its election, pay the fair market value of such non-cash consideration (or any part thereof) in cash. The fair market value of such non-cash consideration shall be determined in good faith by Holdings and Public Co. or Operating Co.

                           (d) The closing associated with the sale of all or
a portion of the Retained Brands (the "Closing") shall occur on the Closing Date and at a place and at a time mutually agreed upon by Holdings and Public Co.

                           (e) If Public Co. or Operating Co. fails to deliver
an Exercise Notice during the Exercise Period or the Closing shall not occur by the Closing Date, Holdings shall be free to sell such portion of the Retained Brands to the Third Party on terms no less favorable to Holdings


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as those specified in the Offer Notice for a period of 180 days after the earlier to occur of (i) the expiration of the Exercise Period and (ii) the date Public Co. or Operating Co. declines to exercise its Purchase Right, provided Holdings shall give Public Co. and Operating Co. notice of such sale at least ten days prior to the closing therefor together with a copy of each definitive agreement relating thereto. If the sale or transfer of the Retained Brands is not so consummated within such period or if any of the terms or conditions of the proposed sale or transfer are modified in any manner materially adverse to Holdings, Holdings shall not have the right to sell, dispose of or otherwise transfer such portion of the Retained Brands unless and until it re-offers Public Co. and Operating Co. the Purchase Right pursuant to the terms of this Article VI. Thereafter, Public Co. shall have the rights set forth in this Section 6.1 with respect to such renewed or modified offer as if the same were an original Offer as described above.

                           (f) If the terms of an Offer are at any time
modified, amended or supplemented in any material respect, Holdings shall promptly furnish Public Co. with a copy of such modification, amendment or supplement.

                  Section 6.7 Notice of Intention to Sell the Retained Brands. If at any time Holdings desires to actively seek offers to purchase all or a portion of the Retained Brands, Holdings shall promptly give Public Co. and Operating Co. a written notice to that effect and shall thereupon make available to Public Co. and Operating Co. for immediate inspection the Retained Brands and other relevant data with respect to the Retained Brands. Holdings shall provide to Public Co. and Operating Co. all written presentations made available to Third Parties in connection with a prospective sale of the Retained Brands.

                  Section 6.8 Termination. (a) If, in accordance with the terms of this Article VI, Public Co. and Operating Co. elect not to exercise a Purchase Right with respect to all or a portion of the Retained Brands and Holdings transfers the Retained Brands to a Third Party in accordance with the terms of the Offer, Public Co.'s and Operating Co.'s Purchase Right with respect to the Retained Brands so transferred shall terminate upon the transfer of the Retained Brands to such Third Party. Notwithstanding the foregoing, no failure of Public Co. to exercise its Purchase Right as to any portion of the Retained Brands shall be deemed a waiver or limitation of any rights of Public Co. as to any other portion of the Retained Brands.

                           (b) Upon any transfer of all or a portion of the
Retained Brands to a Third Party, this Agreement shall terminate with respect to the Retained Brands so transferred.

                                  ARTICLE VII

                                 MISCELLANEOUS

                  Section 7.1 Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto. The failure of



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any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  Section 7.2 Successors and Assigns; Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Public Co. or Operating Co. may transfer or assign, in whole or from time to time in part, to one or more of their respective affiliates, any or all of its rights and obligations hereunder, and Public Co. or Operating Co. may assign its obligations hereunder with respect to any Service to an entity which acquires the facility at which such Service is performed, provided that such acquirer agrees to assume and perform the same, but no such transfer or assignment to an affiliate or third party will relieve the transferring party of its obligations hereunder.

                  Section 7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (d)  if to Holdings, to:

                                    c/o MacAndrews & Forbes Holdings Inc.
                                    38 East 63rd Street
                                    New York, New York  10022
                                    Attention:  Glenn P. Dickes, Esq.

                  (e)  if to Public Co., to:

                                    Revlon, Inc.
                                    625 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Wade H. Nichols III, Esq.

                  (f)  if to Operating Co., to:

                                    Revlon Consumer Products Corporation
                                    625 Madison Avenue


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                                    New York, New York  10022
                                    Attention:  Wade H. Nichols III, Esq.

                  Section 7.4 Expenses. The payment of taxes incurred in connection with this Agreement shall be governed by the Tax Sharing Agreement (as defined in Section 7.7 hereof). Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  Section 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 7.7 Entire Agreement. This Agreement, the Transfer Agreements, the Reimbursement Agreement, the Real Property Asset Transfer Agreement, the Sublicensing Agreements and the Tax Sharing Agreement, and the exhibits and schedules hereto and thereto, as such agreements may be amended or modified, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

                  Section 7.8 Captions. The captions herein are included for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement.

                  Section 7.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 7.10 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.



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                  IN WITNESS WHEREOF, the parties hereto here caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            REVLON HOLDINGS INC.


                            By: /s/ Glenn P. Dickes
                               ---------------------------
                                Glenn P. Dickes
                                Vice President


                            REVLON, INC.


                            By: /s/ Robert K. Kretzman
                               ---------------------------
                                Robert K. Kretzman
                                Vice President


                            REVLON CONSUMER PRODUCTS
                             CORPORATION


                            By: /s/ Robert K. Kretzman
                               ---------------------------
                                Robert K. Kretzman
                                Vice President





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